Exhibit 10.1

Translation of Independent Director Appointment Agreement

Party A:

China Education Alliance, Inc.

Chairman: Mr. Xiqun Yu

Party B:

Mr. Xiaohua Gu

ID No. 310108197305134458

Telephone No. 18621686173

In view of

1.	Party A is a NYSE-listed company and is required to have independent directors on its board of directors;

2.	One of Party A’s former director left office upon expiration of his term;

3.	Party A fully recognizes Party B’s professional experience and Party B is willing to serve as an independent director for Party A.

The parties hereby enter into the following agreement upon friendly mutual consultation.

1.	Appointment and Term of Service

1.1.	Party A appoints Party B to serve as its independent director.

1.2.	Term of service is three years, starting from June 30, 2011.

2.	Representations and Warranties of Party B

2.1.	Party B is a citizen of the People’s Republic of China.

2.2.	The content on the resume Party B presents to Party A is true and valid.

2.3.	No conditions will disqualify Party B from serving as an independent director for a United States public company.

3.	Responsibilities of Party B

As an independent director for Party A, Party B shall primarily perform the following responsibilities:

3.1.	Attend board meetings and other important meetings timely and perform the duties of an independent director.

3.2.	Other responsibilities of an independent director.

4.	Compensation of Party B

4.1.	The compensation for Party B is $15,000 each year, with monthly payment to be made on the fifth day of each month.

4.2.	Party A shall grant to Party B options to purchase 30,000 shares of common stock of the Company. An option to purchase 10,000 shares shall be granted each year during the term of service.

5.	Liability for Breach

5.1.
During the term of this agreement, either party that terminates the agreement unilaterally or fails to perform the obligations stipulated in the agreement shall pay the non-breaching party a liquidated damage of $20,000.

5.2.
Both parties shall consult with each other on any disputes arising out of the signing or performance of the agreement. If the disputes cannot be resolved to the satisfaction of both parties, either party can sue in the court.

6.	Miscellaneous

6.1.	The agreement becomes effective upon signing by both parties.

6.2.	The agreement has four copies, with two copies to each party.

Party A:

China Education Alliance, Inc.

/s/Xiqun Yu

Chairman: Xiqun Yu

Date: June 30, 2011

Party B:

/s/Xiaohua Gu

Xiaohua Gu

Date: June 30, 2011